EXHIBIT 99.1

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Precision Auto Care, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)          the Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 of the Company for the period ended December 31, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)         information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Signature	Title	Date

/s/ Louis M. Brown, Jr.	Chief Executive Officer	February 13, 2003
Louis M. Brown, Jr.

/s/ Robert R. Falconi	Chief Financial Officer	February 13, 2003
Robert R. Falconi